FIRST AMENDMENT TO LEASE

     This FIRST AMENDMENT TO LEASE (this "First Amendment") is made and entered into as of this 13th day of July, 1998 by and between ACQUIPORT DFWIP, Inc., a Delaware corporation ("Landlord") and SPORT SUPPLY GROUP, INC., a Delaware corporation ("Tenant").

                         W I T N E S S E T H :

     WHEREAS, Landlord's predecessor and Tenant entered into that certain lease (the "Lease") dated July 28, 1989, whereby Landlord leased to Tenant the premises described as 1901 Diplomat, Farmers Branch, Texas, measuring approximately 137,670 rentable square feet (the "Premise"), for a term ending July 31, 1999 (the "Term");

     WHEREAS, the parties desire to extend the Term of the Lease and to make certain other modifications to the Lease as provided herein.

     NOW, THEREFORE, for Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree that the Lease shall be and is amended as follows:

     1.   Incorporation of  Lease  Terms.   The  terms,  conditions  and
covenants of the Lease are incorporated herein by this reference except to the extent expressly modified herein.

     2.   Term.  The  Termination Date is  hereby extended  to July  31,
2001.

     3. Rent. Subsequent to July 31, 1999, the monthly payment of minimum fixed rent shall be for $47,955.08.

     4. Full Force and Effect. Except as modified herein, all other terms and conditions of the Lease shall continue in full force and effect. Any conflict between the provisions of this First Amendment and the provisions of the Lease will be resolved in favor of this First Amendment.

     5.   Limitation of  Landlord's Liability.   Redress  for any  claim
against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Premises. The obligations of Landlord under this Lease are not intended to and
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shall not be personally binding on, nor  shall any resort be had to  the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this First Amendment as of the date first hereinabove set forth.

TENANT:                            LANDLORD:

SPORT SUPPLY GROUP, INC. ,              ACQUIPORT DFWIP, Inc.
a Delaware corporation                       a Delaware corporation

/s/ Peter S. Blumenfeld
By:    Peter S. Blumenfeld                 By:    Robert W. Rice
Title: President and                              Vice President
       Chief Operating Officer             Date:  August 6, 1998
Date:  July 17, 1998

WITNESSED:                              WITNESSED:
/c/ Cheri Zetley                        Jeffrey M. Sable